UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/12/2008

AMN HEALTHCARE SERVICES , INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16753

Delaware	06-1500476
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12400 High Bluff Drive, Suite 100 San Diego California, 92130
(Address of principal executive offices, including zip code)

866-871-8519
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2008, our Board of Directors unanimously voted to increase the Board to eight members and to appoint Ms. Hala Moddelmog to fill the new directorship, effective February 7, 2008, until her successor is duly elected and qualified, or until she resigns, is removed, or becomes disqualified.

Ms. Moddelmog has been president and chief executive officer of the Susan G. Komen for the Cure since September 2006. Prior to that, she served as founder and CEO of Catalytic Ventures, a private equity firm that consulted and invested in the food service industry. From 1995 to 2004, she was the President of Church's Chicken, a division of AFC Enterprises. She also held executive management and marketing positions at Church's Chicken, Arby's Franchise Association and BellSouth.

As a new, non-employee director, Ms. Moddelmog received 940 restricted stock units (RSUs) and 809 stock appreciation rights (SARs), to purchase shares of the Company's stock at an exercise price of $14.95, the fair market value, based on the average price on February 6, 2008; and will receive an annual retainer of $50,000. The press release announcing Ms. Moddelmog's appointment is attached hereto as Exhibit 99.1.

Effective February 6, 2008, we entered into new severance agreements with Chief Financial Officer, Chief Accounting Officer and Treasurer David C. Dreyer; President, Nurse Staffing Ralph Henderson; and Senior Vice President, General Counsel and Secretary Denise L. Jackson; and an amendment to Chief Executive Officer and President Susan R. Nowakowski's employment agreement.

The severance agreements replace the executives' prior agreements and calculate the bonus component of each officer's severance payment based on the average of each officer's bonuses for the three most recent fiscal years ("average bonus"), rather than the termination year's target bonus; and enhance the severance payment to the officers in the event of an involuntary termination within one year of a "change in control" (as defined in the agreements) to two times the sum of the officer's annual salary, plus the average bonus.

Ms. Nowakowski's employment agreement was amended to calculate the bonus component of her severance payment based on the average bonus, rather than the termination year's target bonus as used in the original agreement, and to increase her salary and bonus in the event of a "change in control" from twice the target bonus to three times her salary and average bonus.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1         Executive Severance Agreement, dated as of February 6, 2008, between AMN Healthcare, Inc. and David C. Dreyer (Management Contract or Compensatory Plan or Arrangement).

10.2         Executive Severance Agreement, dated as of February 6, 2008 between AMN Healthcare, Inc. and Ralph Henderson (Management Contract or Compensatory Plan or Arrangement).

10.3         Executive Severance Agreement, dated as of February 6, 2008, between AMN Healthcare, Inc. and Denise L. Jackson (Management Contract or Compensatory Plan or Arrangement).

10.4         First Amendment to Employment Agreement, dated as of February 6, 2008, between AMN Healthcare, Inc. and Susan R. Nowakowski (Management Contract or Compensatory Plan or Arrangement).

10.5         Employment Agreement, dated as of February 6, 2008, between AMN Healthcare, Inc. and Susan R. Nowakowski (incorporated by reference to the exhibits filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005).

99.1        Press Release issued by the Company on February 12, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN HEALTHCARE SERVICES , INC.

Date: February 12, 2008	By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1-3	Executive Severance Agreement
EX-10.4	First Amendment to Employment Agreeement
EX-99.1	Press Release